Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY AND QUALIFICATION

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a national bank)	13-3439945 (I.R.S. employer identification No.)

59 Maiden Lane New York, New York (Address of trustee’s principal executive offices)	10038 (Zip Code)

MEDICINOVA, INC.

(Exact name of obligor as specified in its character)

Delaware (State or other jurisdiction of incorporation or organization)	33-0927979 (I.R.S. employer identification No.)

4350 La Jolla Village Drive, Suite 950 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

SECURED CONVERTIBLE NOTES

(Title of the Indenture Securities)

GENERAL

1.	General Information.

Furnish the following information as to the trustee:

a.	Name and address of each examining or supervising authority to which it is subject.

New York State Banking Department, Albany, New York

b.	Whether it is authorized to exercise corporate trust powers.

The Trustee is authorized to exercise corporate trust powers.

2.	Affiliations with Obligor and Underwriters.

If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3.	Voting Securities of the Trustee.

Furnish the following information as to each class of voting securities of the trustee:

As of August 31, 2009

COL. A	COL. B
Title of Class	Amount Outstanding
Common Units—par value $1.00 per unit.	5,000,000 units

4.	Trusteeships under Other Indentures.

None.

5.	Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

None.

6.	Voting Securities of the Trustee Owned by the Obligor or its Officials.

None.

7.	Voting Securities of the Trustee Owned by Underwriters or their Officials.

None.

8.	Securities of the Obligor Owned or Held by the Trustee.

None.

9.	Securities of Underwriters Owned or Held by the Trustee.

None.

10.	Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

None.

11.	Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

None.

12.	Indebtedness of the Obligor to the Trustee.

None.

13.	Defaults by the Obligor.

None.

14.	Affiliations with the Underwriters.

None.

15.	Foreign Trustee.

Not applicable.

16.	List of Exhibits.

T-1.1-	A copy of the Articles of Organization of the Trustee, as amended to date – Exhibit 1

T-1.2-	A copy of the Certificate of Authority of the Trustee to commence business – Exhibit 2

T-1.4-	Limited Liability Trust Company Agreement of the Trustee – Exhibit 3

T-1.6-	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 – Exhibit 4

T-1.7-	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority – Exhibit 5

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, American Stock Transfer & Trust Company LLC, a limited liability trust company organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 15th day of September, 2009.

AMERICAN STOCK TRANSFER

& TRUST COMPANY, LLC

Trustee

By:

Vice President

Exhibit 1

Copy of the Articles of Organization of the Trustee

Exhibit 2

Copy of the Certificate of Authority of the Trustee to Commence Business

Exhibit 3

Limited Liability Trust Company Agreement of the Trustee

Exhibit 4

Consent of the Trustee Required by Section 321(b)

of the Trust Indenture Act of 1939

Exhibit 5

Copy of the Latest Report of Condition of the Trustee